Exhibit 10.1

Dr. Michael Flavin

Chief Executive Officer

Advanced Life Sciences Holdings, Inc.

1440 Davey Rd.

Woodridge, IL.  60517-5037

June 17, 2010

Dear Dr. Flavin:

This letter confirms and provides our commitment to modify the Credit Facility extended by The Leaders Bank to Advanced Life Sciences, Inc. as reflected below:

The scheduled principal reduction of $1.5 million due on July 1, 2010 to reduce the Credit Facility from $8,500,000 to $7,000,000 has been changed to October 1, 2010.

Please sign below to signify your acceptance of the modification and return an original signed copy to my attention.

Sincerely,

/s/ John Prosia

John Prosia
Executive Vice President

Accepted this 17th day of June, 2010.

Advanced Life Sciences Holding, Inc.

By:	/s/ Michael T. Flavin
Michael T. Flavin, Ph.D.